THE ARTICLES OF INCORPORATION
                                       OF
                           TEMPLETON RUSSIA FUND, INC.

     FIRST: The undersigned, William J. Kotapish, whose office address is 1500 K Street, N.W., Washington, D.C. 20005, being of full legal age, under and by virtue of the General Laws of the State of Maryland authorizing the formation of corporations, is acting as sole incorporator with the intention of forming a corporation.

     SECOND: The name of the Corporation is TEMPLETON RUSSIA FUND, INC.

     THIRD: The purposes for which the Corporation is formed are as follows:

          (1) To hold, invest and reinvest its funds, and in connection therewith to hold part or all of its funds in cash, and to purchase, subscribe for or otherwise acquire, hold for investment or otherwise, to trade and deal in, write, sell, assign, negotiate, transfer, exchange, lend, pledge or otherwise dispose of or turn to account or realize upon, securities (which term "Securities" shall for the purposes of these Articles of Incorporation, without limitation of the generality thereof, be deemed to include any stocks, shares, bonds, debentures, bills, notes, mortgages or other obligations or evidences of indebtedness, and any options, certificates, receipts, warrants, futures contracts or other instruments representing rights to receive, purchase or subscribe for the same, or evidencing or representing any other rights or interests therein or in any property or assets; and any negotiable or non-negotiable instruments and money market instruments including bank certificates of deposit, finance paper, commercial paper, bankers' acceptances and all kinds of repurchase or reverse repurchase agreements) created or issued by any United States or foreign issuer (which term "issuer" shall, for the purposes of these Articles of Incorporation, without limiting the generality thereof, be deemed to include any persons, firms, associations, partnerships, corporations, trusts, syndicates, combinations, organizations, governments or subdivisions, agencies or instrumentalities of any government); and to exercise, as owner or holder of any securities, all rights, powers and privileges in respect thereof; and to do any and all acts and things for the preservation, protection, improvement and enhancement in value of any and all such securities.

     The Corporation may make, hold, manage and sell investments, directly or indirectly, through one or more corporations, partnerships, whether general or limited, or other similar entities, and may for such purpose transfer all or any portion of its assets to one or more of such corporations, partnerships or other entities. Any such transfer which might otherwise require approval of the stockholders of the Corporation and Articles of Transfer shall be deemed to be in the ordinary course of the Corporation's business and exempt from such requirements if, at the time of such transfer, the Corporation owns or controls, directly or indirectly, all of the shares, in the case of a transferee corporation, and all of the profits and capital interests, in the case of a transferee partnership or other entity (other than directors or other qualifying shares or ownership interests).

              (2) To acquire all or any part of the goodwill, rights, property and business of any person, firm, association or corporation heretofore or hereafter engaged in any business similar to any business which the Corporation has the power to conduct, and to hold, utilize, enjoy and in any manner dispose of the whole or any part of the rights, property and business so acquired, and to assume in connection therewith any liabilities of any such person, firm, association or corporation.

              (3) To apply for, obtain, purchase or otherwise acquire, any patents, copyrights, licenses, trademarks, trade names and the like, which may seem capable of being used for any of the purposes of the Corporation; and to use, exercise, develop, grant licenses in respect of, sell and otherwise turn to account, the same.

              (4) To issue and sell shares of its own capital stock and securities convertible into such capital stock in such amounts and on such terms and conditions, for such purposes and for such amount or kind of consideration (including, without limitation thereto, securities) now or hereafter permitted by the laws of the State of Maryland, by the Investment Company Act of 1940 (the "1940 Act"), as amended, and by these Articles of Incorporation, as its Board of Directors may determine.

              (5) To purchase or otherwise acquire, hold, dispose of, resell, transfer, reissue or cancel (all without the vote or consent of the stockholders of the Corporation) shares of its capital stock in any manner and to the extent now or hereafter permitted by the laws of the State of Maryland, by the 1940 Act and by these Articles of Incorporation.

              (6) To conduct its business in all its branches at one or more offices in Maryland and elsewhere in any part of the world, without restriction or limit as to extent.

              (7) To exercise and enjoy, in Maryland and in any other states, territories, districts and United States dependencies and in foreign countries, all of the powers, rights and privileges granted to, or conferred upon, corporations by the General Laws of the State of Maryland now or hereafter in force, and the enumeration of the foregoing powers shall not be deemed to exclude any powers, rights or privileges so granted or conferred.

              (8) In general to carry on any other business in connection with or incidental to its corporate purposes, to do everything necessary, suitable or proper for the accomplishment of such purposes or for the attainment of any object or the furtherance of any power hereinbefore set forth, either alone or in association with others, to do every other act or thing incidental or appurtenant to or growing out of or connected with its business or purposes, objects or powers, and, subject to the foregoing, to have and exercise all the powers, rights and privileges conferred upon corporations by the laws of the State of. Maryland as in force from time to time.

     The foregoing objects and purposes shall, except as otherwise expressly provided, be in no way limited or restricted by reference to, or inference from, the terms of any other clause of this or any other Article of these Articles of Incorporation, and shall each be regarded as independent and construed as a power as well as an object and a purpose, and the enumeration of specific purposes, objects and powers shall not be construed to limit or restrict in any manner the meaning of general terms or the general powers of the Corporation now or hereafter conferred by the laws of the State of Maryland, nor shall the expression of one thing be deemed to exclude another, though it be of like nature, not expressed; provided, however, that the Corporation shall not have power to carry on within the State of Maryland any business whatsoever the carrying on of which would preclude it from being classified as an ordinary business corporation under the laws of said State; nor shall it carry on any business, or exercise any powers, in any other state, territory, district or country except to the extent that the same may lawfully be carried on or exercised under the laws thereof.

     Incident to meeting the purposes specified above, the Corporation also shall have the power:

                (1) To acquire (by purchase, lease or otherwise) and to hold, use, maintain, develop and dispose (by sale or otherwise) of any property, real or personal, and any interest therein.
                (2) To borrow money and, in this connection, issue notes or any other evidence of indebtedness.
                (3) Subject to any applicable provisions of law, to buy, hold, sell and otherwise deal in and with foreign exchange.

     FOURTH: The post office address of the principal office of the Corporation in the State of Maryland is c/o The Corporation Trust Incorporated, 32 South Street, Baltimore, Maryland 21202. The name of the resident agent of the Corporation is The Corporation Trust Incorporated, a corporation of the State of Maryland, and the post office address of the resident agent is 32 South Street, Baltimore, Maryland 21202.

     FIFTH:

              (1) The total number of shares of stock which the Corporation shall have the authority to issue is ONE HUNDRED MILLION (100,000,000) common shares of the par value of ONE CENT ($0.01) each and of the aggregate par value of ONE MILLION DOLLARS ($1,000,000).

              (2) At all meetings of stockholders, each stockholder of the Corporation shall be entitled to one vote for each share of stock standing in his name on the books of the Corporation on the date fixed in accordance with the Bylaws for determination of stockholders entitled to vote at such meeting. Any fractional share shall carry proportionately all the rights of a whole share, including the right to vote and the right to receive dividends and distributions.

              (3) Notwithstanding any provision of law requiring any action to be taken or authorized by the affirmative vote of the holders of a majority or other designated proportion of the shares, or to be otherwise taken or authorized by a vote of the stockholders, such action shall be effective and valid if taken or authorized by the affirmative vote of the holders of a majority of the total number of shares outstanding and entitled to vote thereon pursuant to the provisions of these Articles of Incorporation.

              (4) No holder of stock of the Corporation shall, as such holder, have any right to purchase or subscribe for any shares of the capital stock of the Corporation of any class or any other security of the Corporation which it may issue or sell (whether out of the number of shares authorized by these Articles of Incorporation, or out of any shares of the capital stock of the Corporation acquired by it after the issue thereof, or otherwise).

              (5) All persons who shall acquire stock in the Corporation shall acquire the same subject to the provisions of these Articles of Incorporation.

     SIXTH: The number of Directors of the Corporation shall be fixed by the Bylaws and shall be not less than three, provided that if there is no stock outstanding, the number of Directors may be less than three but not less than one. The names of the persons who shall act as the initial Directors until the first annual meeting or until their successors are duly chosen and qualified are as follows:

                                Thomas M. Mistele
                             Samuel J. Forester, Jr.

     The Bylaws of the Corporation may fix the number of Directors at a number other than that named in these Articles of Incorporation and may authorize the Board of Directors, by the vote of a majority of the entire Board of Directors1 to increase or decrease the number of Directors fixed by these Articles of Incorporation or in the Bylaws, within the limits specified in the Bylaws, provided that in no case shall the number of Directors be less than one, and to fill the vacancies created by any such increase in the number of Directors. Unless otherwise provided by the Bylaws of the Corporation, the Directors of the Corporation need not be stockholders therein.

     Beginning with the first annual meeting of stockholders held after the initial public offering of the shares of the Corporation (the "initial annual meeting"), the Board of Directors shall be divided into three classes, each having a term of three years. At the annual meeting of stockholders in each year thereafter, the term of one class shall expire. At each subsequent annual election, the Directors chosen to succeed those whose terms are expiring shall be identified as being of the same class as the Directors whom they succeed, and shall be elected for a term expiring at the time of the third succeeding annual meeting of stockholders, or thereafter in each case when their respective successors are elected and qualified. The number of Directorships shall be apportioned among the classes so as to maintain the classes as nearly equal in number as possible.

     SEVENTH: The following provisions are hereby adopted for the purpose of defining, limiting and regulating the powers of the Corporation and the Directors and stockholders.

              (1) The holders of shares of the capital stock of the Corporation shall have only such rights to inspect the records, documents, accounts and books of the Corporation as are provided by the laws of the State of Maryland, subject to reasonable regulations of the Board of Directors, not contrary to the laws of the State of Maryland, as to whether and to what extent, and at what times and places, and under what conditions and regulations, such rights shall be exercised.

             (2) A Director may be removed with or without cause, but only by action of the stockholders taken by the holders of at least two-thirds of the shares then entitled to vote in an election of Directors. A meeting for the purpose of considering the removal of a person serving as Director shall be called by the Directors if requested in writing to do so by holders of not less than 10% of the outstanding shares of the Corporation.

              (3) Any officer elected or appointed by the Board of Directors or by any Committee of said Board or by the stockholders or otherwise, may be removed at any time, with or without cause, in such lawful manner as may be provided in the Bylaws of the Corporation.

              (4) If the Bylaws so provide, both the stockholders and the Board of Directors of the Corporation shall have power to hold their meetings, to have an office or offices and, subject to the provisions of the laws of the State of Maryland, to keep the books of the Corporation outside of said State at such places as may from time to time be designated by them.

              (5) The Board of Directors shall have power from time to time to authorize payment of compensation to the Directors for services to the Corporation as provided in the Bylaws, including fees for attendance at meetings of the Board of Directors and of Committees.

              (6) In addition to the powers and authority herein before or by statute expressly conferred upon them, the Board of Directors may exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the express provisions of the law of the State of Maryland, of these Articles of Incorporation and of the Bylaws of the Corporation.

              (7) Shares of stock in other corporations shall be voted in person or by proxy by the President or a Vice-President, or such officer or officers of the Corporation as the Board of Directors shall designate for the purpose, or by a proxy or proxies thereunto duly authorized by the Board of Directors, except as otherwise ordered by vote of the holders of a majority of the shares of the capital stock of the Corporation outstanding and entitled to vote in respect thereto.

              (8). Subject to the provisions of the 1940 Act, any Director, officer or employee individually, or any partnership of which any Director, officer or employee may be a member, or any corporation or association of which any Director, officer or employee may be an officer, director, trustee, employee or stockholder, may be a party to, or may be pecuniarily or otherwise interested in, any contract or transaction of the Corporation, and in the absence of fraud, no contract or other transaction shall be thereby affected or invalidated: provided that case a Director, or a partnership, corporation or association of which a Director is a member, officer, director, trustee, employee or stockholder is so interested, such fact shall be disclosed or shall have been known to the Board of Directors or a majority thereof; and any Director of the Corporation who is so interested, or who is also a director, officer, trustee, employee or stockholder of such other corporation or association or a member of such partnership which is so interested, may be counted in determining the existence of a quorum at any meeting of the Board of Directors of the Corporation which shall authorize any such contract or transaction, and may vote thereat on any such contract or transaction, with like form and effect as if he were not such director, officer, trustee, employee or stockholder of such other corporation or association or not so interested or a member of a partnership so interested.

              (9) The computation of the net asset value of each share of capital stock referred to in these Articles of Incorporation shall be determined as required by the 1940 Act.

             (10) In the event that any person advances the organizational expenses of the Corporation such advances shall become an obligation of the Corporation, subject to such terms and conditions as may be fixed by, and on a date fixed by, or determined in accordance with criteria fixed by, the Board of Directors, to be amortized over a period or periods to be fixed by the Board.

     EIGHTH: The duration of the Corporation shall be perpetual.

     NINTH: No Director or officer shall have any personal liability to the Corporation or its stockholders for monetary damages except:

              (1) To the extent that it is proved that the person actually received an improper benefit or profit in money, property, or services, for the amount of the benefit or profit in money, property, or services actually received.

              (2) To the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding in the proceeding that the person's action, or failure to act was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

     Nothing in this Article NINTH shall protect any Director or officer of the Corporation against any liability to the Corporation or its stockholders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

     No amendment, modification or repeal of this Article NINTH shall adversely affect any right or protection of a Director or officer that exists at the time of such amendment, modification or repeal.

     TENTH: The Corporation shall, to the full extent permitted by the General Corporation Law of the State of Maryland, as amended from time to time, indemnify all persons whom it may indemnify pursuant thereto, provided, that nothing in this Article TENTH shall protect any Director or officer of the Corporation against any liability to the Corporation or its security holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

     ELEVENTH: Notwithstanding any other provision of these Articles of Incorporation, the conversion of the Corporation from a "closed-end company" to an "open-end company," as those terms are defined in Sections 5(a)(2) and 5(a)(l), respectively, of the 1940 Act, shall require the affirmative vote or consent of the holders of at least two-thirds of the outstanding shares of capital stock of the Corporation; provided, however, that if such action previously has been approved, adopted or authorized by the affirmative vote of two-thirds of the total number of Directors fixed in accordance with the Bylaws, in such case the affirmative vote of the holders of a majority of the outstanding voting securities of the Corporation (as defined in the 1940 Act) shall be required.

     TWELFTH: Notwithstanding any other provision of these Articles of Incorporation, a favorable vote of the holders of at least two-thirds of the shares of the Corporation then entitled to be voted on the matter shall be required to approve, adopt or authorize:

        (1) a merger or consolidation of the Corporation with any other entity:

        (2) a sale of all or substantially all of the assets of the Corporation (other than in the regular course of its investment activities); or

       (3) a liquidation or dissolution of the Corporation; unless such action has previously been approved, adopted or authorized by the affirmative vote of two-thirds of the total number of Directors fixed in accordance with the Bylaws, in which case the affirmative vote of a majority of the outstanding shares of the Corporation, as defined in the 1940 Act, is required.

     THIRTEENTH: From time to time, any of the provisions of these Articles of Incorporation may be amended, altered or repealed, upon the vote of the holders of a majority of the shares of capital stock of the Corporation at the time outstanding and entitled to vote, and other provisions which might, under the laws of the State of Maryland at the time in force, be lawfully contained in these Articles of Incorporation may be added or inserted upon the vote of the holders of a majority of the shares of capital stock of the Corporation at the time outstanding and entitled to vote, and all rights at any time conferred upon the stockholders of the Corporation by these Articles of Incorporation are granted subject to the provisions of this Article THIRTEENTH.

     Notwithstanding any other provisions of these Articles of Incorporation or the Bylaws of the Corporation (and notwithstanding the fact that a lesser percentage may be specified by law, the Articles of Incorporation or the Bylaws of the Corporation), the amendment or repeal of ARTICLE SIXTH, Section (2) of ARTICLE SEVENTH, ARTICLE NINTH, ARTICLE TENTH, ARTICLE ELEVENTH, ARTICLE TWELFTH and ARTICLE THIRTEENTH of these Articles of Incorporation shall require the affirmative vote of holders of at least two-thirds of the shares then entitled to be voted on the matter, unless such action has previously been approved, adopted or authorized by the affirmative vote of two-thirds of the total number of Directors fixed in accordance with the Bylaws, in which case the affirmative vote of a majority of the outstanding shares is required.

     The term "these Articles of Incorporation" as used herein and in the Bylaws of the Corporation shall be deemed to mean these Articles of Incorporation as from time to time amended and restated.

     IN WITNESS WHEREOF, the undersigned incorporator of TEMPLETON RUSSIA FUND, INC., who executed the foregoing Articles of Incorporation hereby acknowledges the same to be his act and further acknowledges that to the best of his knowledge, information and belief the matters and facts set forth therein are true in all material respects under the penalties of perjury.